Exhibit 99.1

Connexa Sports Technologies Inc.
Signs Contract with Inca Digital
to Strengthen Security Framework for aiRWA Exchange

Smyrna, Delaware – September 24, 2025 (GLOBE NEWSWIRE) – Connexa Sports Technologies Inc. (Nasdaq: YYAI) (“Connexa”) today announced that it has signed a service agreement with Inca Digital, a leading provider of digital asset intelligence and security solutions, to support the development of its previously announced joint venture with JuCoin Capital Pte Ltd (“JuCoin”).

This agreement is designed to provide greater certainty, resilience, and oversight for the aiRWA platform, a $500 million joint initiative between Connexa and JuCoin focused on tokenizing real-world assets (RWAs). The collaboration with Inca Digital will add advanced monitoring, threat detection, and compliance capabilities to ensure the long-term integrity of the exchange ecosystem.

Inca Digital is recognized for its work with both the private sector, including PayPal, Brave, and SUI, and U.S. federal agencies, including the Department of Defense and the Department of Homeland Security, as well as financial regulators such as the Commodity Futures Trading Commission. Often described as the “Palantir for digital assets,” Inca Digital applies AI-driven analytics to blockchain transactions, market activity, dark web data, and social media to uncover risks, anomalies, and emerging threats across the global digital asset landscape.

Under this agreement, Inca Digital will deliver:

●	Ecosystem Mapping – Identifying threats, counterfeit tokens, and potentially harmful smart contracts connected to the platform.

●	Threat Intelligence – Monitoring for scams, fraud, sanctioned entity activity, and illicit use cases.

●	Market Data & Analysis – Detecting manipulation and wash trading.

●	Actionable Outcomes – Providing citation-backed reports, real-time alerts, and collaboration with regulators and law enforcement when needed.

This agreement follows Connexa and JuCoin’s August 29, 2025, announcement of their $500 million definitive agreement to launch aiRWA, a next-generation exchange for real-world asset tokenization. While JuCoin provides digital finance expertise and Connexa contributes its governance experience as a U.S.-listed company, Inca Digital brings a compliance and security-first approach that strengthens the foundation of the project.

“Integrating Inca Digital into this initiative is a natural progression of our strategy,” said Hongyu Zhou, Chairman of Connexa. “JuCoin brings deep knowledge of digital assets, Connexa provides public market governance, and Inca Digital ensures that our exchange is designed with a best-in-class security and compliance infrastructure from day one. Together, we believe this combination sets a higher standard for how tokenized asset platforms can operate.”

“This partnership represents an important milestone in Inca Digital’s global growth strategy,” added Adam Zarazinski, CEO of Inca Digital. “Expanding further into Asia enables us to deepen our presence in key digital asset markets and position our firm to support the region’s rapidly growing financial technology ecosystem.”

By engaging Inca Digital, Connexa is prioritizing transparency, risk management, and regulatory alignment — elements that are expected to be critical for the successful adoption of aiRWA by both institutional and retail investors worldwide.

— Press release ends —

About YYAI

Connexa Sports Technologies Inc. (Nasdaq: YYAI), through its majority-owned subsidiary, Yuanyu Enterprise Management Co., Limited, owns advanced patents and proprietary technology licensed to partners worldwide, enabling localized digital matchmaking and other technology solutions.

YYAI Contact Information

Email: info@yuanyuenterprise.com

Website: www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations, and involve inherent risks and uncertainties. Actual results may differ materially due to various factors, including:

●	volatility related to the Company’s relatively low public float;

●	the effects of prior acquisitions and divestitures on current and future business operations;

●	strategic and operational uncertainties;

●	risks associated with potential litigation, financing transactions, or acquisitions;

●	macroeconomic, competitive, legal, regulatory, tax, and geopolitical factors; and

●	other risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Forward-looking statements speak only as of the date they are made. Neither the Company nor any person undertakes to update any forward-looking statements, except as required by law.